                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              AVATAR HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                          AVATAR
                                          HOLDINGS INC.
                                          255 Alhambra Circle
                                          Coral Gables, Florida 33134
                                          (305) 442-7000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 28, 1998

To the Stockholders of Avatar Holdings Inc.:

     The Annual Meeting of Stockholders of Avatar Holdings Inc. will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida on May 28, 1998, at 10:00 a.m. local time, for the following purposes:

     1. To elect ten directors.

     2. To consider and vote upon a proposal to amend and restate Avatar's Certificate of Incorporation.

     3. To approve the appointment of Ernst & Young LLP, independent accountants, to act as auditors for Avatar for the year ending December 31, 1998.

     4. To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

     YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ATTACHED TO THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR INFORMATION WITH RESPECT TO THOSE PERSONS WHO WILL BE ENTITLED TO VOTE AT THE MEETING AND OTHER RELEVANT MATTERS.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April   , 1998.

     AVATAR HOLDINGS INC., 255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 28, 1998

     This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation ("Avatar"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.

                      VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

     Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     At the close of business on March 31, 1998, 9,170,102 shares of Common Stock, $1.00 par value, of Avatar ("Common Stock"), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record as of the close of business on March 31, 1998, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading "Election of Directors." In accordance with Avatar's By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     On February 2, 1998, Avatar issued $115,000,000 principal amount of its 7% Convertible Subordinated Notes due 2005 (the "7% Notes"). At the close of business on March 31, 1998, $115,000,000 principal amount of 7% Notes were outstanding which are in the aggregate convertible into an aggregate of 3,616,352 shares of Common Stock. Ownership of 7% Notes does not entitle any holder thereof to any voting rights in connection with this annual meeting of stockholders.

Proxies

     When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, such shares will be voted: (1) FOR the election as directors of Avatar of the ten nominees named therein; (2) FOR approval of the proposal to amend and restate Avatar's Certificate of Incorporation; (3) FOR approval of the appointment of Ernst & Young LLP, independent accountants, as auditors of Avatar for the year ending December 31, 1998; and (4) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

     Nominees for director will be elected by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominees (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     The affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve the proposal to amend and restate Avatar's Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as votes against the proposal. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 1998. Abstentions will have the same effect as votes against the proposal because the shares are considered present at the meeting but are not affirmative votes, and broker non-votes will not be counted in respect of the proposal.

     This proxy statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 1997, including financial statements, were first mailed to stockholders of
record as of the close of business on March 31, on or about April   , 1998.

                      PRINCIPAL STOCKHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

Principal Stockholders

     The following table sets forth, as of March 31, 1998, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

                                                                         AMOUNT AND
                                                                          NATURE OF
                                                                         BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER         ADDRESS OF BENEFICIAL OWNER            OWNERSHIP(1)      CLASS
--------------------------------------------------------------------------------------------------
Odyssey Partners,                31 West 52nd Street                      2,107,763(2)(3)  23.0%
  L.P.                           New York, NY 10019

Spears, Benzak,                  45 Rockefeller Plaza                     2,196,701(4)     22.5%
  Salomon &                      New York, NY 10111
  Farrell, Inc.

Ronald Baron                     767 Fifth Avenue                         1,006,299(5)     11.0%
                                 24th Floor
                                 New York, NY 10153
--------------------------------------------------------------------------------------------------

     (1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of March 31, 1998, there were 9,170,102 shares of Common Stock outstanding.

     (2) Does not include shares owned by Leon Levy, who is Chairman of the Board and a member of the Executive Committee of Avatar and is a general partner of Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"). Mr. Levy, Jack Nash, Stephen Berger, Joshua Nash, Brian Wruble and Nash Family Partnership, L.P., by virtue of being general partners of Odyssey, share voting and dispositive power with respect to the Common Stock owned by Odyssey and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he or it may be deemed to own as a general partner of Odyssey. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by Odyssey. Odyssey is a private investment partnership. Mr. Levy's ownership of Common Stock is indicated in the table included in "Security Ownership of Management."

     (3) By virtue of its present Common Stock ownership, Odyssey may be deemed to be a "control" person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (4) Includes 600,471 shares issuable upon conversion of $19,095,000 principal amount of 7% Notes. The information as to securities owned was furnished to Avatar by Spears, Benzak, Salomon & Farrell, Inc. Based upon information set forth in the Schedule 13G, dated February 13, 1998, filed by KeyCorp, the parent holding company of Spears, Benzak, Salomon & Farrell, Inc. (a registered investment adviser), such 7% Notes and such shares are held for the benefit of various of its clients; it has revocable shared dispositive power with such clients; and it has no power to vote or direct the vote of such shares.

     (5) Based upon information set forth in the Schedule 13G, dated February 13, 1998, Ronald Baron owns 15,000 shares of Avatar and may be deemed to own an additional 41,000 by reason of his position as a General Partner of an investment partnership. Mr. Baron also may be deemed to own an additional 950,299 shares on behalf of investment advisory clients of Baron Capital Management, Inc. and BAMCO, Inc., both registered investment advisers of which he is the controlling person, and he expressly disclaims beneficial ownership of such shares.

Securities Ownership of Management

     The following table sets forth, as of March 31, 1998, information with respect to the outstanding shares of Common Stock beneficially owned by each present director, nominee for director, by each of the Named Executive Officers identified herein under the caption "Summary Compensation Table", and by all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

                                                   AMOUNT AND NATURE OF                 PERCENT OF
NAME OR GROUP                                   BENEFICIAL OWNERSHIP(1)(2)               CLASS(2)
--------------------------------------------------------------------------------------------------
Leon Levy                                               3,014,689(3)                       30.8%
Milton Dresner                                              3,644(4)                          *
Edwin Jacobson                                               None                             *
Gerald D. Kelfer                                           48,144(5)
Leon T. Kendall                                               200(6)                          *
Martin Meyerson                                             2,347(7)                          *
Gernot H. Reiners                                             628(8)                          *
Kenneth T. Rosen                                            1,000                             *
Fred Stanton Smith                                            943(8)                          *
Henry King Stanford                                           200                             *
Dennis J. Getman                                             None
Charles L. McNairy                                            314(8)                          *
G. Patrick Settles                                           None
All directors and executive officers as a
  group (consisting of 14 persons of whom 11
  beneficially own shares of Common Stock)              3,072,266(3)(4)(5)(6)(7)(8)        31.2%
--------------------------------------------------------------------------------------------------

     * Represents less than one percent.

     (1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.

     (2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of March 31, 1998, there were 9,170,102 shares of Common Stock outstanding.

     (3) Includes 2,107,763 shares owned by Odyssey. Mr. Levy is a general partner of Odyssey and therefore may be deemed to own beneficially the shares of Common Stock owned by Odyssey. See Notes (2) and (3) to the preceding table included in "Principal Stockholders." Also includes 628,930 shares issuable upon conversion of $20,000,000 principal amount of 7% Notes owned by Mr. Levy.

     (4) Includes 3,144 shares issuable upon conversion of $100,000 principal amount of 7% Notes.

     (5) Includes 45,000 shares issuable upon exercise of options which became exercisable as of February 13, 1998 and 3,144 shares issuable upon conversion of $100,000 principal amount of 7% Notes.

     (6) Does not include 200 shares owned by Mr. Kendall's wife for her own account, as to which shares Mr. Kendall disclaims beneficial ownership.

     (7) Does not include 847 shares owned by Mr. Meyerson's wife, as to which shares Mr. Meyerson disclaims beneficial ownership.

     (8) Includes 628, 943 and 314 shares, respectively, issuable upon conversion of $20,000, $30,000 and $10,000, respectively, principal amounts of 7% Notes.

                           1.   ELECTION OF DIRECTORS

     Ten directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, ten votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as he wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to Avatar with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

     All of the nominees were elected at the May 29, 1997 Annual Meeting of Avatar's Stockholders, except Gernot H. Reiners who was elected by the Board of Directors at its meeting held September 25, 1997. The Board of Directors met seven times during 1997, including the annual meeting of directors held immediately following the 1997 Annual Meeting of Stockholders.

     The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

     The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

                                                      PRINCIPAL OCCUPATION OR
NAME                             AGE                  OCCUPATIONS AND DIRECTORSHIPS
--------------------------------------------------------------------------------------------------
Leon Levy                        72     Chairman of the Board of Avatar since January 22, 1981;
Director since                          General Partner, Odyssey Partners, L.P., a private
September 1980                          investment partnership; Chairman of the Board of
                                        Oppenheimer funds; former Chairman of the Board
                                        (1974-1985) of Oppenheimer Management Corp.

                                                      PRINCIPAL OCCUPATION OR
NAME                             AGE                  OCCUPATIONS AND DIRECTORSHIPS
--------------------------------------------------------------------------------------------------
Gerald D. Kelfer                 52     Vice Chairman of the Board of Avatar since December 1996,
Director since                          Chief Executive Officer since July 31, 1997 and President
October 1996                            since February 13, 1997; formerly a principal in Odyssey
                                        Partners, L.P., from July 1994 to February 1997; and
                                        Executive Vice President, Senior General Counsel and
                                        Director of Olympia & York Companies, from 1985 to 1994.
--------------------------------------------------------------------------------------------------
Milton Dresner                   72     Founding Partner, The Highland Companies, since 1960, a
Director since                          diversified real estate development and management organi-
July 1995                               zation; Director: Hudson General Corporation, Childtime
                                        Childcare, BioTime, Inc.
--------------------------------------------------------------------------------------------------
Edwin Jacobson                   68     Chairman of the Executive Committee of Avatar since June
Director since                          15, 1992; Chief Executive Officer of Avatar from February
June 1992                               27, 1994 to July 31, 1997; also, formerly President from
                                        February 27, 1994 to February 13, 1997; also, President
                                        and Chief Executive Officer, CMC Heartland Partners, an
                                        operating general partnership of a public limited
                                        partnership engaged in the real estate business, since
                                        September 1990; and President and Chief Executive Officer,
                                        since June 1985, of Heartland Technology, Inc. (formerly
                                        Milwaukee Land Company), an electronics products
                                        manufacturer; also formerly President and Chief Executive
                                        Officer, Chicago Milwaukee Corporation, an investment
                                        company, from June 1985 until its dissolution in September
                                        1996.
--------------------------------------------------------------------------------------------------
Leon T. Kendall                  69     Professor of Finance and Real Estate, Kellogg School of
Director since                          Management, Northwestern University, since September 1988;
May 1983                                formerly Chairman of the Board, Mortgage Guaranty
                                        Insurance Corporation, and Vice Chairman of the Board,
                                        MGIC Investment Corporation, from December 1981 to
                                        December 1989; Director of: Universal Foods Corporation;
                                        Core Cap, Inc.; and Chicago Board -- Options Exchange.
--------------------------------------------------------------------------------------------------
Martin Meyerson                  75     Chairman, University of Pennsylvania Foundation, The
Director since                          University Professor of Public Policy and Planning, and
May 1981                                President Emeritus, University of Pennsylvania, since
                                        February 1981, and President thereof from 1970 to 1981;
                                        President, FISCIT (Switzerland/U.S.); Director, Universal
                                        Health Services, Inc.; First Union Atlantic, Board member;
                                        Chairman, Marconi International Foundation.
--------------------------------------------------------------------------------------------------
Gernot H. Reiners                56     Partner, Real Estate Capital Partners, a real estate
Director since                          advisory and management firm, since September 15, 1997;
October 1997                            Former Managing Partner and a member of the Board of
                                        Managers of BHF-BANK AG from May 1992 to March 1997 and
                                        Co-Manager of the Bank's New York Branch from March 1987
                                        to May 1992.
--------------------------------------------------------------------------------------------------
Kenneth T. Rosen                 49     Professor of Business Administration, since 1979, and
Director since                          Chairman of the Fisher Center for Real Estate and Urban
September 1994                          Economics, since 1981, University of California, Berkeley;
                                        also President, Rosen Consulting Group, a real estate
                                        consulting business, since 1990, and Chief Executive
                                        Officer of ERE Rosen Real Estate Securities, a registered
                                        investment adviser, since February 1995; Director: Golden
                                        West Financial Corporation, The PMI Group, Inc.

                                                      PRINCIPAL OCCUPATION OR
NAME                             AGE                  OCCUPATIONS AND DIRECTORSHIPS
--------------------------------------------------------------------------------------------------
Fred Stanton Smith               69     Vice Chairman of the Board, The Keyes Company, a real
Director since                          estate brokerage, financing, management, insurance and de-
September 1980                          velopment firm, since January 28, 1992; formerly
                                        President, The Keyes Company; Director, Eagle National
                                        Bank.
--------------------------------------------------------------------------------------------------
Henry King Stanford              82     President Emeritus, The University of Miami since July
Director since                          1981, and President Emeritus, University of Georgia since
September 1980                          July 1987; formerly President, The University of Miami,
                                        from July 1962 to June 1981; also formerly Interim
                                        President, University of Georgia, from July 1986 to June
                                        1987.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Certain Committees of the Board

     To assist it in carrying out its duties, the Board of Directors has established an Executive Committee, an Audit Committee and a Community Affairs Committee, the current members of which are as follows:

                                                       COMMUNITY AFFAIRS
  EXECUTIVE COMMITTEE         AUDIT COMMITTEE              COMMITTEE          INCENTIVE PLAN COMMITTEE
------------------------------------------------------------------------------------------------------
Edwin Jacobson(1)(2)      Leon T. Kendall(1)        Henry King Stanford(1)    Leon T. Kendall(1)
Leon Levy(2)              Milton Dresner            Martin Meyerson           Milton Dresner
Gerald D. Kelfer(2)       Martin Meyerson           Fred Stanton Smith        Kenneth T. Rosen
Fred Stanton Smith        Fred Stanton Smith
------------------------------------------------------------------------------------------------------

    (1) Chairman
    (2) Officer of Avatar

     The Board of Directors has not established a Nominating Committee and, as more fully described below and under "Executive Compensation and Other Information -- Executive Committee and Incentive Plan Committee Report on Executive Compensation," the Executive Committee performs the functions of a compensation committee.

Executive Committee

     The Executive Committee of the Board of Directors has authority to exercise most powers of the full Board of Directors in connection with matters which arise during the intervals between meetings of the Board of Directors. In addition to such other functions as are assigned to it from time to time by the Board of Directors, the Executive Committee also reviews and approves or recommends to the Board the compensation and terms of employment of all officers and employees of Avatar and its subsidiaries whose base salaries exceed $100,000 per annum. The Executive Committee met four times during the fiscal year ended December 31, 1997.

Audit Committee

     The Audit Committee of the Board of Directors recommends to the Board of Directors the appointment of the independent auditors, subject to approval by the stockholders of Avatar; reviews the independent auditors' report and management letters and reports to the Board of Directors with respect thereto; reviews with the internal auditors Avatar's accounting policies and procedures, including its internal accounting controls and internal auditing procedures; determines whether there are any conflicts of interest in financial or business matters between Avatar and any of its officers or employees; and reviews the recommendations of the independent auditors. The Audit Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. The Audit Committee met six times during the fiscal year ended December 31, 1997.

Community Affairs Committee

     The Community Affairs Committee of the Board of Directors monitors the reputation and standing in the community of Avatar and its various subsidiaries and divisions, and oversees the interaction of Avatar with the community. The Community Affairs Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. The Community Affairs Committee met once during the fiscal year ended December 31, 1997.

Incentive Plan Committee

     The Incentive Plan Committee of the Board of Directors, subject to the 1997 Incentive and Capital Accumulation Plan ("the Incentive Plan"), establishes rules and regulations for administration of the Incentive Plan and authorizes and/or approves grants thereunder. The Incentive Plan Committee selects the officers and other key employees to receive grants and determines the form, amount and other terms and conditions of grants. The Incentive Plan Committee met twice during the fiscal year ended December 31, 1997.

Directors' Compensation

     Pursuant to resolutions of the Board of Directors, compensation for directors who are not salaried employees of Avatar is $17,500 per annum. A member of the Executive Committee who is not a salaried employee of Avatar receives a fee of $500 for attendance at each meeting. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Community Affairs Committee receive additional compensation of $2,000 per annum plus a fee of $500 for attendance at each meeting. Members and the Chairman of the Incentive Plan Committee receive additional compensation of $1,000 per annum plus a fee of $500 for attendance at each meeting.

Directors' Attendance

     In fiscal year 1997 all of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee meetings.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth information with respect to compensation of the Chief Executive Officer, the former Chief Executive Officer and the three other highest paid executive officers of Avatar whose total salary and bonus was $100,000 or more for the year ended December 31, 1997 (these five executive officers being hereinafter referred to as the "Named Executive Officers").

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                ANNUAL COMPENSATION(1)                 AWARDS
                                       ----------------------------------------    ---------------
                                                                     OTHER           SECURITIES
NAME AND PRINCIPAL                                                  ANNUAL           UNDERLYING          ALL OTHER
POSITION(S)                    YEAR     SALARY        BONUS      COMPENSATION        OPTIONS(#)       COMPENSATION(2)
---------------------------------------------------------------------------------------------------------------------
Gerald D. Kelfer(3)            1997    $383,367(3)(4) $     (4)      $44,513(5)        225,000            $   --
  Chief Executive Officer
  and President
---------------------------------------------------------------------------------------------------------------------
Edwin Jacobson(6)              1997    $325,000(4)   $    --(4)                                           $   --
  Chairman of the Executive    1996     325,000           --                                                  --
  Committee                    1995     325,000           --                                                  --
---------------------------------------------------------------------------------------------------------------------
Dennis J. Getman               1997    $208,000      $20,000(4)                                           $2,375
  Executive Vice President     1996     208,000       15,000                                               2,250
  and General Counsel          1995     208,000       12,500                                               2,250
---------------------------------------------------------------------------------------------------------------------
Charles L. McNairy             1997    $178,654      $15,000(4)                                           $2,375
  Executive Vice President,    1996     175,000       15,000                                               2,250
  Treasurer and                1995     169,000       11,500                                               2,250
  Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------
G. Patrick Settles             1997    $120,645      $                                                    $1,810
  Vice President and           1996     117,143           --                                               1,757
  Assistant                    1995     113,745           --                                               1,706
  General Counsel
---------------------------------------------------------------------------------------------------------------------

(1) Of the Named Executive Officers, Messrs. Kelfer, Jacobson, Getman and McNairy also received automobile allowances and/or the use of company-leased automobiles. Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees. The aggregate value of these and any additional perquisite and other personal benefits cannot be specifically or precisely ascertained but do not, in any event, exceed 10% of the total annual salary and bonus reported for each of the Named Executive Officers.

(2) Reflects for each Named Executive Officer Avatar's contribution to the 401(k) Plan.

(3) Includes director's fees of $2,598 paid prior to Mr. Kelfer's employment as an executive officer. Mr. Kelfer has served as Chief Executive Officer since July 31, 1997, as President since February 13, 1997 and as a member of the Board since October 1996 and as Vice Chairman thereof since December 1996. See "Employment and Other Agreements" below.

(4) For discussion of Avatar's employment agreements with Mr. Kelfer, Mr. Jacobson and its incentive compensation agreements with Messrs. Getman and McNairy, see "Employment and Other Agreements" below.

(5) Represents payments by Avatar of relocation expenses and temporary living and commutation costs aggregating $29,432 and $15,081, respectively. See "Employment and Other Agreements" below.

(6) In addition to his position as Chairman of the Executive Committee, Mr. Jacobson served as Chief Executive Officer from February 27, 1994 to July 31, 1997, and as President from February 27, 1994 to February 13, 1997. See "Employment and Other Agreements" below.

                           Option/SAR Grants in 1997

     The following table shows all grants of options to the Named Executive Officers of the Corporation in 1997:

                                                       INDIVIDUAL GRANTS(1)
                         ---------------------------------------------------------------------------------
                          NUMBER OF
                          SECURITIES
                          UNDERLYING       PERCENT OF TOTAL
                         OPTIONS/SARS   OPTIONS/SARS GRANTED TO    EXERCISE        MARKET       EXPIRATION
        NAME             GRANTED (#)       EMPLOYEES IN 1997      PRICE($/SH)    PRICE($/SH)       DATE
        ----             ------------   -----------------------   -----------    -----------    ----------
Gerald D. Kelfer.....       225,000             91.8%               $ 34.00        $ 34.00        2/13/07
Edwin Jacobson.......             0
Dennis J. Getman.....             0
Charles L. McNairy...             0
G. Patrick Settles...             0


                           GRANT DATE
        NAME           PRESENT VALUE(2)(3)
        ----           -------------------
Gerald D. Kelfer.....     $3,732,750
Edwin Jacobson.......
Dennis J. Getman.....
Charles L. McNairy...
G. Patrick Settles...

---------------

(1) For discussion of terms of options granted to Mr. Kelfer, see "Employment and Other Agreements -- Non-qualified Stock Option Agreement with Mr. Kelfer" below.
(2) Present value on the grant date was determined by using the Black-Scholes option pricing model. The model as applied used the applicable grant date and the exercise price shown on the table, and the fair market value of Common Stock on the grant date, which was the same as the exercise price. The model assumed (i) a risk-free rate of return of 6.38%, which was the implied rate on 10-year U.S. Treasury 7 5/8% bonds on the grant date; (ii) a stock price volatility of 17.6% and (iii) the exercise of all options on the final day of their 10-year terms. No discount from the theoretical value was taken to reflect the waiting period prior to vesting, the limited transferability of the options, and the likelihood of the options being exercised in advance of the final day of their terms.
(3) There is no assurance that the values actually realized upon the exercise of these options will be at or near the present values shown in the table as of the date of grant. The Black-Scholes option pricing model is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as about the dividend yield on Common Stock and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. However, an optionee can realize an option's value before maturity only by exercising and thereby sacrificing the option's remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of the performance of Avatar's Common Stock, which will be influenced by future events and unknown factors.

                    Aggregated Option Exercises in 1997 and
                       Option Values at December 31, 1997

     During 1997 no options were exercised by any Named Executive Officer and no options held by any Named Executive Officer were in-the-money at December 31, 1997.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED
                                                                 OPTIONS AT
                                                            DECEMBER 31, 1997(#)
                                                          -------------------------
NAME                                                      EXERCISABLE/UNEXERCISABLE
----                                                      -------------------------
Gerald D. Kelfer........................................          0/225,000
Edwin Jacobson..........................................          0/0
Dennis J. Getman........................................          0/0
Charles L. McNairy......................................          0/0
G. Patrick Settles......................................          0/0

Employment and Other Agreements

  Employment Agreement With Gerald Kelfer

     On February 13, 1997 (the "Commencement Date"), Avatar entered into an employment agreement with Mr. Kelfer, pursuant to which Mr. Kelfer will continue to be nominated as a director of Avatar and will be employed as President and, subject to his election by the Board of Directors, Vice Chairman of the Board until February 13, 2002 (unless sooner terminated in accordance with the agreement). Avatar has agreed to pay Mr. Kelfer a base salary of $450,000 for the first year of employment, with an annual increase of $20,000 on each anniversary of the Commencement Date and a $500,000 bonus per annum, payable no later than 30 days after each applicable anniversary of the Commencement Date. Avatar also agreed to pay all reasonable relocation expenses of

Mr. Kelfer and Mr. Kelfer's family (not to exceed $30,000 in the aggregate) and provide Mr. Kelfer and his family with temporary living quarters near Avatar's principal office, as well as his and his family's commutation costs (not to exceed $30,000 in the aggregate). Such relocation expenses and temporary living and commutation costs aggregated $29,432 and $15,081, respectively.

     Mr. Kelfer's employment agreement will terminate automatically upon Mr. Kelfer's death and may be voluntarily terminated: (i) by Avatar, for "Cause" or if Mr. Kelfer becomes "Permanently Disabled" and (ii) by Mr. Kelfer, for "Good Reason" as such terms are defined in the employment agreement. In addition, Avatar may, at its election, terminate the employment agreement on the second anniversary of the Commencement Date so long as Avatar gives Mr. Kelfer at least 60 days' prior written notice of such termination (except upon a "Change of Control," as defined in the employment agreement).

     In the event of Mr. Kelfer's death, his estate will receive his accrued but unpaid base salary and a prorated bonus through the date of termination. In the event of Mr. Kelfer's Permanent Disability, he will continue to receive his base salary and a prorated bonus until he is terminated by Avatar upon written notice. If Mr. Kelfer is terminated by Avatar for Cause, or Mr. Kelfer terminates his employment for other than Good Reason, he is entitled to receive his base salary (but not his bonus) through the date of termination. If Mr. Kelfer is terminated by Avatar other than for Permanent Disability or for Cause, or Mr. Kelfer terminates his employment for Good Reason, Mr. Kelfer is entitled to receive his base salary and bonus for the balance of the term of his employment agreement. Following termination, Mr. Kelfer is required to mitigate damages during the period of time he is entitled to receive any payments from Avatar. If Avatar elects to terminate Mr. Kelfer's employment effective the second anniversary of the Commencement Date, Mr. Kelfer will be entitled to receive $450,000 over the 12-month period following termination.

  Nonqualified Stock Option Agreement with Mr. Kelfer

     Pursuant to the Incentive Plan which was approved by Avatar's stockholders at the 1997 Annual Meeting, on February 13, 1997 Avatar entered into a Nonqualified Stock Option Agreement with Mr. Kelfer pursuant to which Mr. Kelfer was granted an option (the "Option") to purchase 225,000 shares of Avatar Common Stock at $34.00 per share (such price being in the judgment of the Incentive Plan Committee of the Board not less than 100% of the Fair Market Value as defined in the Incentive Plan). The Option is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

     The Option became exercisable with respect to 45,000 shares on February 13, 1998 and will become exercisable with respect to 45,000 additional shares on each February 13 thereafter through 2002, and any unexercised portion of the Option will expire on February 13, 2007. The Option is generally non-transferable except that Mr. Kelfer may transfer the Option to his spouse, certain relatives and certain entities for the benefit of such persons.

     Mr. Kelfer may pay the exercise price in cash or by executing a non-recourse promissory note (bearing interest at the then applicable federal rate per annum, payable semiannually, secured by shares of common stock being purchased), so long as the amount of the note does not exceed 66 2/3% (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate exercise price of the Avatar Common Stock then being purchased pursuant to exercise of the Option. Such note is payable five years from the exercise date or, if earlier, (i) termination of employment by Avatar for Cause or by Mr. Kelfer other than for Good Reason or (ii) sale by Mr. Kelfer of underlying shares.

     Upon Mr. Kelfer's death or Permanent Disability, the Option is exercisable for one year from the date of termination. If Avatar exercises its right to terminate Mr. Kelfer's employment (other than for Cause) prior to the second anniversary of his employment, the Option to the extent not already exercised, will remain exercisable until August 13, 1999, only to the extent that it would have been exercisable on or prior to February 13, 1999. If Mr. Kelfer's employment is terminated by Mr. Kelfer for Good Reason or terminated by Avatar (other than for Cause) following the second anniversary of the Commencement Date, the Option remains exercisable in full. If Mr. Kelfer's employment is terminated by Avatar for Cause or by Mr. Kelfer for other than Good Reason, the Option, to the extent not theretofore exercised, will become null and void.

  Employment Agreements With Edwin Jacobson

     On July 27, 1995, Avatar entered into an employment agreement with Mr. Jacobson (the "1995 Agreement"), which was approved at the May 23, 1996 Annual Meeting of Stockholders and became effective on June 16, 1997, following the termination of the prior employment agreement dated June 15, 1992 (as amended as of March 1, 1994, the "1992 Agreement"). Pursuant to the 1995 Agreement, Mr. Jacobson continued his employment as Chairman of the Executive Committee and President and Chief Executive Officer of Avatar and was entitled to receive a base salary of not less than $400,000 per annum (in addition to certain other payments) until the termination of such agreement on June 16, 2000 (unless sooner terminated in accordance with the agreement).

     On February 13, 1997, the 1992 Agreement and the 1995 Agreement were amended to modify his duties to those of Chief Executive Officer and Chairman of the Executive Committee. Pursuant to the amendment Mr. Jacobson was provided the right to change his duties and responsibilities (including resignation as Chief Executive Officer), in which event, subject to the approval of the Board of Directors, for the balance of the contract term Mr. Jacobson would continue as Chairman of the Executive Committee and perform such other duties as may be reasonably requested by the Board of Directors.

     On June 16, 1997, Mr. Jacobson exercised his right under the amended 1995 Agreement to change his duties and responsibilities and to resign as Chief Executive Officer effective as of July 31, 1997. The amended 1995 Agreement was further amended to modify Mr. Jacobson's duties to those of Chairman of the Executive Committee, to reduce his base salary to $325,000 per annum and to eliminate provisions for final payment and mitigation.

     The 1995 Agreement, as amended, will automatically terminate upon Mr. Jacobson's death; and may be terminated voluntarily: (i) by Avatar, for "Cause" or if Mr. Jacobson becomes "Permanently Disabled" and (ii) by Mr. Jacobson, for "Good Reason" (as such terms are defined in the 1995 Agreement. If Mr. Jacobson's employment is terminated by his death or Permanent Disability, by Avatar for Cause, or by Mr. Jacobson other than for Good Reason, Mr. Jacobson or his estate will receive his base salary through the date of termination and any incentive compensation payable pursuant to the Awards discussed below. If Avatar terminates Mr. Jacobson's employment other than for Cause, or if Mr. Jacobson terminates his employment for Good Reason, then Mr. Jacobson will be entitled to receive his full base salary through June 6, 2000 and any incentive compensation payable under the Awards.

     Pursuant to each of the 1992 Agreement and the 1995 Agreement, Mr. Jacobson was granted an "Award" (as defined in such agreements) based upon an aggregate of 150,000 shares and 75,000 shares, respectively, of Avatar Common Stock (subject to adjustment in certain events). The Awards granted under the 1992 Agreement are now fully vested, and those granted under the 1995 Agreement vest ratably during the term of such agreement. Such Awards provide for Mr. Jacobson to receive, within ten days following June 16, 2000 (or the termination date, if earlier), a cash payment equal to the excess of a formula amount based upon the closing prices of Avatar Common Stock during a specified period prior to June 16, 2000 (or the termination date, if earlier), over the closing price of Avatar Common Stock on the date of grant of each Award, multiplied by the number of shares which will have become vested. If Mr. Jacobson's employment is terminated under the 1995 Agreement as a result of Mr. Jacobson's death, by Avatar on account of his Permanent Disability, or by him for Good Reason, 50% of his remaining unvested shares will vest and any remaining unvested shares will be forfeited. If Mr. Jacobson's employment is terminated by Avatar for Cause, any unvested shares will be forfeited.

  Incentive Awards For Dennis Getman and Charles McNairy

     On January 18, 1993 and September 9, 1993, respectively, Avatar entered into incentive compensation agreements with Mr. Getman and Mr. McNairy, whereby each of Mr. Getman and Mr. McNairy was granted a stock-based long-term incentive Award (an "Award") based upon an aggregate of 15,000 shares of Avatar Common Stock (subject to adjustment in certain events), respectively, which vests with respect to 3,000 shares per year on each of the first five anniversary dates of each agreement. Such Awards provide for each of Mr. Getman and Mr. McNairy to receive, within ten days following the respective fifth anniversary date (or the respective termination date, if earlier) of their agreements, a cash payment equal to the excess of a formula amount based upon the closing prices of Avatar Common Stock during a specified period prior to the respective fifth anniversary date (or the respective termination date, if earlier) over the closing price of Avatar Common Stock on the respective date of grant of each Award, multiplied by the number of shares which will have become vested. As of January 18, 1998, the incentive agreement with Mr. Getman expired without payment thereunder to Mr. Getman because the formula amount as of the expiration date was less than the closing price of Avatar Common Stock on the date of grant of the Award.

     Notwithstanding any statement incorporating future filings in whole or in part, including this Proxy Statement, in any of Avatar's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report and the Performance Graph below shall not be incorporated by reference into any such filing.

Executive Committee and Incentive Plan Committee Report on Executive
Compensation

     The Executive Committee of Avatar's Board of Directors traditionally performs the functions of a compensation committee, including the review and approval of compensation and terms of employment for all officers and those employees of Avatar and its subsidiaries whose base salaries exceed $100,000 per annum. The compensation arrangements regarding any executive officer who is also a member of the Executive Committee have been acted on and approved by the Board of Directors (with such member not participating) or a committee thereof composed of outside directors.

     Avatar's executive compensation is intended to reward, retain and motivate management. In determining salary levels for the executive officers, primary consideration is given to each executive's level of responsibility and individual performance, as well as compensation generally received by executives in the real estate business.

     In 1997 Avatar established the 1997 Incentive and Capital Accumulation Plan (the "Incentive Plan"). The Incentive Plan is administered by an Incentive Plan Committee of the Board of Directors, which was created at the same time, and among other things, establishes the terms and restrictions deemed appropriate for awards under the Incentive Plan as circumstances warrant. In addition, in 1997 the Incentive Plan Committee approved certain employment arrangements by authorization of the Board of Directors, as described below.

     The Incentive Plan is intended to provide incentives which will attract and retain highly competent persons as key employees of Avatar and its subsidiaries, by providing them with opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described therein. The Incentive Plan also is intended to assist in aligning the interest of Avatar's key employees with those of its stockholders. The Incentive Plan provides for a variety of awards that can be flexibly administered to carry out the purposes of the Incentive Plan and permit Avatar to modify incentives in light of changing developments in management compensation.

     In February and June 1997, the Incentive Plan Committee (acting by authorization of the Board of Directors) and the Executive Committee, respectively, approved certain amendments to Avatar's Employment Agreements with Edwin Jacobson to enable him to devote time to other matters while continuing to perform his duties to those of Chairman of the Executive Committee. These amendments also reduce Mr. Jacobson's base salary and eliminate the final payment and mitigation provisions under his Employment Agreements. See "Employment and Other Agreements -- Employment Agreements with Edwin Jacobson."

     In February 1997, the Incentive Plan Committee authorized, and the Board of Directors ratified, the employment of Gerald D. Kelfer as President of Avatar. Mr. Kelfer became Chief Executive Officer of Avatar upon Mr. Jacobson's resignation from that office in July 1997 and was authorized to develop and implement a new business strategy, building on what had been achieved by prior and existing management. The Incentive Plan Committee, under authorization of the Board of Directors, approved Mr. Kelfer's Employment Agreement which provides for a base salary, annual incentive and long-term compensation. Avatar also entered into a Nonqualified Stock Option Agreement with Mr. Kelfer pursuant to which the Incentive Plan Committee granted him options under the Incentive Plan. See "Employment and Other Arrangements -- Employment Agreement with Gerald Kelfer" and "Nonqualified Stock Option Agreement with Mr. Kelfer."

March 19, 1998                EXECUTIVE COMMITTEE                      INCENTIVE PLAN COMMITTEE

                              Edwin Jacobson, Chairman                 Leon T. Kendall, Chairman
                              Gerald D. Kelfer                         Milton Dresner
                              Leon Levy                                Kenneth T. Rosen
                              Fred Stanton Smith

Compensation Committee Interlocks and Insider Participation

     The members of the Executive Committee are Messrs. Jacobson, Kelfer, Levy and Smith. Mr. Jacobson serves as Chairman of the Executive Committee; Mr. Levy serves as Chairman of the Board of Directors; and Mr. Kelfer serves as Vice Chairman of the Board of Directors, Chief Executive Officer and President. The members of the Incentive Plan Committee are Messrs. Dresner, Kendall and Rosen.

Performance Graph

     The following graph provides a comparison of the cumulative total returns based on an investment of $100 after the close of the market on December 31, 1992 in Avatar's Common Stock, the NASDAQ Market Index and a composite peer group index (the "Peer Index") for the periods indicated, in each case assuming reinvestment of any dividends. The cumulative total returns for the NASDAQ Market Index were prepared by Media General Financial Services, Inc. ("Media General"). The Peer Index is a combination of the Real Estate Subdividers and Developers Index and the Water Utilities Index, each of which is published by Media General. The cumulative total returns for each index were prepared by Media General and were combined by Avatar to form the Peer Index based on the relative percentage of Avatar's assets applicable to each of Avatar's lines of business (i.e., real estate and water utilities) at the end of each year depicted in the graph.

                               (graphic omitted)

        Measurement Period           Avatar Holdings
      (Fiscal Year Covered)               Inc.              NASDAQ           Peer Index
             1992                       $ 100.00           $ 100.00           $ 100.00
             1993                       $  96.76           $ 119.95           $ 116.93
             1994                       $ 109.35           $ 125.94           $ 111.82
             1995                       $ 100.72           $ 163.35           $ 132.67
             1996                       $  92.09           $ 202.99           $ 157.38
             1997                       $  81.83           $ 248.30           $ 214.00

Certain Relationships and Related Transactions

     On January 28, 1998, Leon Levy, Avatar's Chairman of the Board, purchased $20,000,000 aggregate principal amount of Avatar's 7% Notes in an underwritten public offering of the 7% Notes. In connection with his purchase, Avatar agreed to provide Mr. Levy with certain registration rights, with respect to the 7% Notes issued to Mr. Levy, any shares of Common Stock issued upon conversion of such 7% Notes and certain shares of Common Stock owned by him.

              2. APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has unanimously approved, subject to approval by the stockholders at the Annual Meeting, a Restated Certificate of Incorporation (the "Restated Certificate") that includes, among other things, a modification of the existing indemnification obligations of Avatar. If adopted, the amended indemnification provisions contained in the Restated Certificate will replace, for directors, officers, employees and agents, the indemnification provisions currently contained in Article Sixth of Avatar's Certificate of Incorporation, as amended ("Current Article Sixth"). The Restated Certificate is intended to clarify Avatar's obligation to indemnify directors, officers and employees to the fullest extent permitted under applicable law and to allow Avatar greater flexibility regarding indemnification of agents by eliminating mandatory indemnification as to persons serving in such capacity. In addition, subject to stockholder approval of the Restated Certificate, the Board of Directors intends to amend and restate Avatar's By-Laws to include text that is substantially similar to the indemnification provisions of the Restated Certificate and, within the limits imposed by the Delaware General Corporation Law (the "DGCL"), to expand and clarify the application of the indemnification provisions. If approved by the stockholders at the Annual Meeting, the Restated Certificate will become effective upon its filing with the Secretary of State of the State of Delaware.

     Since 1980, when Current Article Sixth was originally adopted in connection with the reorganization of Avatar, Delaware corporate law relating to indemnification of directors, officers, employees and agents has undergone numerous changes. In order to maintain and, in certain instances, expand the full, mandatory indemnification of directors, officers and employees of Avatar and its majority-owned subsidiaries ("Subsidiaries"), the Restated Certificate
(i) provides that the indemnification extended to directors, officers and employees of Avatar and its Subsidiaries shall be to the fullest extent permitted under the DGCL or any other applicable law AS CURRENTLY OR HEREAFTER IN EFFECT, thereby avoiding the necessity of a stockholder vote each time the indemnification provisions of the DGCL or any other applicable law are amended,
(ii) explicitly requires advancement of litigation expenses and costs, and (iii) eliminates the requirement, contained in Current Article Sixth, that the Board of Directors or the stockholders of Avatar make a determination that applicable statutory standards of conduct have been met prior to any grant of indemnification.

     The Board of Directors believes that the modification to the indemnification provisions is advisable because, by adopting a flexible approach to indemnification of agents and maintaining mandatory indemnification of directors, officers and employees, it will enhance the ability of the Board of Directors to continue to attract and retain qualified directors, officers and employees and to encourage persons to serve as agents of Avatar and its Subsidiaries. In addition, relocation of Avatar's indemnification provisions relating to agents from the Certificate of Incorporation to the By-Laws, as well as the inclusion in the By-Laws of the more detailed provisions regarding terms and conditions of indemnification generally, will enable the Board of Directors to amend these provisions, subject to the requirements of applicable law and Avatar's Certificate of Incorporation, without approval of the stockholders.

     There is not presently pending or, to Avatar's knowledge, threatened any litigation or proceeding involving a director, officer, employee or agent of Avatar in which indemnification would be required or permitted by the Restated Certificate. In addition to any indemnity provided by Avatar's Certification of Incorporation and By-Laws, Avatar maintains liability insurance which, subject to certain exceptions and limitations, insures directors and officers against any claim or claims made against them for any actual or alleged error, misstatement or misleading statement, act or omission, neglect or breach of duty while acting in their capacities as such directors and officers.

     Each member of the Board of Directors may have a personal interest in the adoption of the amendments to the indemnification provisions of the Restated Certificate. The Board believes that approval of the Restated Certificate is in the best interests of Avatar and its stockholders.

     In addition to the amendment to the indemnification provisions, the Restated Certificate, if adopted, would amend the Certificate of Incorporation in certain other respects. Specifically, Articles Second, Seventh, Ninth and Eleventh would be amended to correct the name and address of Avatar's registered agent, to conform certain provisions to the requirements of Section 102(b)(2) of the DGCL (which requires that the provisions be stated verbatim as set forth in such section), to update a reference to the Securities Exchange Act of 1934, as amended, and to clarify without any substantive change, the language regarding elimination and limitation of director liability pursuant to Section 102(b)(7) of the DGCL.

     The foregoing summary of the proposed changes to Avatar's Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the copy of the Restated

Certificate that is annexed to this Proxy Statement as Exhibit A and has been marked to indicate changes to the Certificate of Incorporation as currently in effect. The locations of proposed deletions are indicated by carats ""' and proposed additions are indicated as underlined.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE ACCOMPANYING PROXY BE VOTED FOR SUCH APPROVAL AND IT IS INTENDED THAT THE PROXIES WILL BE VOTED IN SUCH MANNER UNLESS OTHERWISE DIRECTED.

                           3. APPOINTMENT OF AUDITORS

     Ernst & Young LLP, independent accountants, audited the financial statements of Avatar for the fiscal year ended December 31, 1997. Such audit services consisted of the firm's examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

     Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Ernst & Young LLP, independent accountants, as auditors of Avatar for the fiscal year ending December 31, 1998. Approval by the stockholders will require the affirmative vote of a majority of the votes present at the meeting in person or by proxy and entitled to be cast. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies will be voted in such manner unless otherwise directed.

                          1999 STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting in 1999 must be received by the office of the Secretary, Avatar Holdings Inc., P.O. Box 523000, Miami, Florida 33152, no later than December 30, 1998.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Avatar's officers and directors, and any persons who own more than ten percent of Avatar's Common Stock to file reports of initial ownership of Avatar's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that during the 1997 fiscal year all Section 16(a) filing requirements were complied with.

                             ADDITIONAL INFORMATION

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of Avatar without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April      , 1998.

                                                   Notice of 1998
                                                   Annual Meeting
                                                   and Proxy
                                                   Statement

--------------------------------------------------------------------------------

                                                    AVATAR
                                                    HOLDINGS INC.

                                                                         Annex A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF

                              AVATAR HOLDINGS INC.
                            ------------------------

     AVATAR HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Avatar Holdings Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 6, 1970 under the name "GAC Corporation" and was amended and restated by a Restated Certificate filed with the Secretary of State on December 20, 1973 and further amended by Certificates of Amendment filed with the Secretary of State on October 1, 1980, June 7, 1982 and February 19, 1987.

     2. This Restated Certificate of Incorporation, which restates and further amends the provisions of the Certificate of Incorporation, was duly adopted by the Board of Directors and the holders of a majority of the shares of stock entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation, as heretofore amended or supplemented and as currently in effect, is hereby restated and further amended to read in its entirety as follows:

     FIRST: The name of the Corporation is AVATAR HOLDINGS INC.

     SECOND: The registered office of the Corporation is located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.

     THIRD: The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation shall be authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock; the total number of shares of all classes of stock which the Corporation shall have authority to issue shall be twenty million five hundred thousand (20,500,000), of which the total number of authorized shares of Common Stock shall be fifteen million five hundred thousand (15,500,000) and the total number of shares of Preferred Stock shall be five million (5,000,000); and the par value of each share of Common Stock shall be one dollar ($1.00) and the par value of each share of Preferred Stock shall be ten cents ($.10). A statement of the voting powers and of the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each class of stock is as follows:

     Section 1.  Common Stock

          (a) All shares of Common Stock shall be identical with each other in every respect. The Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and conditions and for such consideration as shall be fixed by the Board of Directors.

          (b) The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of Section 2 of this Article Fourth.

          (c) Except as otherwise provided in Section 3(b) of this Article Fourth in connection with the election of directors, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him of record on all matters voted upon by holders of Common Stock.

     Section 2.  Preferred Stock

     The Board of Directors is expressly vested with authority to issue the Preferred Stock from time to time in one or more series, of such rank, with such distinctive serial designations, and on such terms and conditions and for such consideration, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series the Board of Directors is also expressly vested with authority to fix:

             (i) the number of shares to constitute such series, provided that, unless otherwise stated in any such resolution or resolutions, such number of shares which are not outstanding may be increased or decreased by the Board of Directors;

             (ii) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or noncumulative and as participating or nonparticipating and whether such dividends shall be payable in preference to, or the terms under which such dividends shall be payable in relation to, the dividends payable on any other class or classes or any other series of stock;

             (iii) with respect to any series of Preferred Stock which is to be redeemable, whether shares of such series shall be redeemable at the option of the holder thereof or the Corporation or upon the happening of a specified event, and the cash, property or rights, including securities of any other corporation for which, the price or prices or rate or rates, including any adjustments, at which, and the time or times and/or terms and conditions, if any, at or upon which, shares of such series shall be redeemable;

             (iv) with respect to any series of Preferred Stock which is to be convertible or exchangeable, whether shares of such series shall be convertible or exchangeable at the option of the holder thereof or the Corporation or upon the happening of a specified event, the other class or classes of stock or other series of Preferred Stock for which, the price or prices or rate or rates of exchange, including any adjustments, at which, and the time or times and/or terms and conditions, if any, at or upon which, shares of such series shall be convertible or exchangeable;

             (v) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of such series including the extent to and manner in which such sinking fund or redemption or purchase account shall be applied to the purchase or redemption of such series for retirement or for other corporate purposes;

             (vi) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

             (vii) the limitations, if any, applicable, while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of monies for the purpose or redemption of, the Common Stock or any class of stock ranking, as to dividends or upon liquidation, on a parity with or junior to the shares of such series;

             (viii) the full or limited voting rights, if any, to be provided for shares of such series including, without limitation, whether or not the holders of any such series having voting rights shall have the right to cumulate votes for the election of directors as provided in Section 3(b) of this Article Fourth; and

             (ix) any other preferences and relative, participating, optional or other such special rights, and the qualifications, limitations or restrictions thereon, of shares of such series;

so far as not inconsistent with the provisions of the Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above; PROVIDED, HOWEVER, that all shares of each series shall be identical and of equal rank except as to the time from which cumulative dividends, if any, thereon shall cumulate.

     The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of Preferred Stock, subject to any class voting rights of the holders of any series of Preferred Stock contained in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of Delaware.

     Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, whether through the operation of a retirement or sinking fund or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes or series) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part (if the terms of such series do not prohibit such reissue) or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

Section 3.  General

          (a) No dividend shall be declared or paid on any capital stock of the Corporation which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts, liabilities and capital. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities, net profits, capital stock and surplus of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          (b) At each election of members of the Board of Directors, each holder of shares of Common Stock entitled to vote thereat, and each holder of shares of any series of Preferred Stock entitled to vote thereat for which the Board of Directors has expressly granted the right to cumulate votes for the election of directors pursuant to Section 2 of this Article Fourth, shall have the right to vote the number of shares of such class or series of stock owned by him for as many persons as there are directors to be elected at such election by holders of such class or series of stock, or to cumulate such votes and give one candidate as many votes as the number of directors to be elected at such election by holders of such class or series of stock multiplied by the number of shares of such class or series of stock owned by such stockholder, or to distribute such votes on the same principle among as many candidates as such stockholder shall think best.

          (c) No holder of any shares of capital stock of the Corporation of any class now or hereafter authorized shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any shares of capital stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for any such share, or any warrants or other instruments (or securities carrying such warrants or other instruments) evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments be unissued or issued and thereafter acquired by the Corporation; provided, however, that nothing herein shall preclude or limit the Board of Directors from granting any such rights in connection with the issuance of shares of any class or series of capital stock of the Corporation.

          (d) The number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of any such class or classes or on the part of any other class of stock of the Corporation, except as otherwise may be provided in the resolution or resolutions fixing the voting rights of any series of Preferred Stock pursuant to Section 2 of this Article Fourth.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

     Section 1. The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Election of Directors shall be by ballot unless the By-Laws provide otherwise.

     Section 2. The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     Section 3. The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by a majority of the votes (except as otherwise prohibited by law or prohibited pursuant to any Plan or Agreement) of the voting stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors' interest, or for any other reason.

     SIXTH: Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation in accordance with and to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "DGCL") (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Article Sixth. The Corporation shall pay the expenses (including legal fees) incurred by such person in defending any such proceeding in advance of its final disposition; provided, however, that an advancement of expenses incurred by such person in his or her capacity as a director, officer or employee shall be made only upon receipt (unless the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article Sixth or otherwise, and provided further, that, in the case of a director or officer, such an undertaking shall be required only if and to the extent required by the DGCL.

     The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, provision of the By-laws, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article Sixth, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto with respect to any events that occurred prior to the time of such repeal, amendment, adoption or modification.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, in the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provision of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH: The Corporation shall mail periodic reports to security holders, no less than once each year, and shall include profit and loss statements and balance sheets prepared in accordance with generally accepted accounting principles.

     NINTH: Section 1. The Corporation shall not merge or consolidate with any individual, firm, corporation or partnership in which any controlling stockholder has a direct or indirect interest of 50% or more of the Common Stock of the company unless, the holder of at least the majority of the outstanding stock of the Corporation, exclusive of those shares held by such Controlling Stockholders (as hereinafter defined) approve the merger or consolidation.

     Section 2. For the purposes of this Article Ninth, (i) "Controlling Stockholder" shall mean any individual, firm, corporation or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the transactions described in Section 1 of this Article Ninth, or immediately prior to the consummation of any such transaction, is the beneficial owner of 50% or more of the outstanding voting shares; (ii) an individual, firm, corporation or other entity shall be the beneficial owner of any voting stock (A) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (B) which are beneficially owned, directly or indirectly, by it or any of its "affiliates" or "associates" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor federal rule or statute, all as the same shall be in effect from time to time), or by any other individual, firm, corporation or other entity with which it or any "affiliate" or "associate" (as defined above) of it has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Corporation. Voting stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall not be considered outstanding voting stock.

     TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, Directors, and other persons herein are granted subject to this reservation.

     ELEVENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Neither the amendment nor repeal of this Article Eleventh, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eleventh shall eliminate or reduce the effect of this Article Eleventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eleventh would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Gerald D. Kelfer, its President and Vice Chairman of the Board, and attested by Juanita I. Kerrigan, its Vice President and
Secretary, this      day of             , 1998.

                                            By:
                                              ----------------------------------
                                              Gerald D. Kelfer
                                              President and Vice Chairman of the
                                              Board

Attest:

------------------------------------
Juanita I. Kerrigan
Vice President and Secretary

                                    PROXY

                             AVATAR HOLDINGS INC.
                             255 ALHAMBRA CIRCLE
                         CORAL GABLES, FLORIDA 33134

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Gerald D. Kelfer and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on March 31, 1998 at the Annual Meeting of Stockholders to be held on May 28, 1998, or any adjournment or adjournments thereof.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.



                                                                                                          Please mark
                                                                                                           your votes     /X/
                                                                                                         as indicated
                                                                                                        in this example

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2.

                                                         FOR all nominees listed at left (except           WITHHOLD AUTHORITY
                                                             as marked to the contrary below).      to vote for all nominees listed.
Item 1 - ELECTION OF TEN DIRECTORS
         Nominees: L. Levy, M. Dresner, E. Jacobson,
         G.D. Kelfer, L.T. Kendall, M. Meyerson, G.H. Reiners                / /                                     / /
         K.T. Rosen, F.S. Smith, H.K. Stanford.

(INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


------------------------------------------------------------------------------------------------------------------------------------


                                                  FOR                         AGAINST                       ABSTAIN

Item 2 - APPROVAL OF THE
         PROPOSAL TO AMEND AND
         RESTATE THE CERTIFICATE                  / /                           / /                           / /
         OF INCORPORATION OF
         AVATAR HOLDINGS INC.

Item 3 - APPROVAL OF THE
         APPOINTMENT OF
         ERNST & YOUNG LLP,
         INDEPENDENT                              / /                           / /                           / /
         ACCOUNTANTS,
         AS AUDITORS OF
         AVATAR HOLDINGS INC.
         FOR 1998.

Item 4 - In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Date:                                                                 , 1998
      ----------------------------------------------------------------


----------------------------------------------------------------------------
                                (Signature)

----------------------------------------------------------------------------
                         (Signature if held jointly)

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.